                                                      COMMISSION FILE NO. 1-8606
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

                                   (MARK ONE)
                  [X] ANNUAL REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                                       OR

                [_] TRANSITION REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   FOR THE TRANSITION PERIOD FROM     TO

                         COMMISSION FILE NUMBER 1-8606

                           BELL ATLANTIC SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
            (FULL TITLE OF THE PLAN AND THE ADDRESS OF THE PLAN,
              IF DIFFERENT FROM THAT OF THE ISSUER NAMED BELOW)

                           BELL ATLANTIC CORPORATION
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
        (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN
             AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

BELL ATLANTIC
SAVINGS PLAN FOR
SALARIED EMPLOYEES







FINANCIAL STATEMENTS
DECEMBER 31, 1993 AND 1992

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS:                                               PAGE(S)
- ---------------------                                               -------
Report of Independent Accountants...............................         2
Financial Statements:
  Statements of Net Assets Available for Plan Benefits at Decem-
   ber 31, 1993 and 1992........................................       3-4
  Statements of Changes in Net Assets Available for Plan Bene-
   fits for the years ended December 31, 1993 and 1992..........       5-6
  Notes to Financial Statements.................................      7-12
Signature.......................................................        13
Bell Atlantic Master Savings Trust Schedule of Investments--De-
 cember 31, 1993................................................     S1-S4
EXHIBIT:                                                         EXHIBIT NUMBER
- --------                                                         --------------
Consent of Independent Accountants..............................        24

                       REPORT OF INDEPENDENT ACCOUNTANTS

Vice President--Finance and Controller and Treasurer
Bell Atlantic Corporation:

  We have audited the accompanying statements of net assets available for plan benefits of the Bell Atlantic Savings Plan for Salaried Employees (the "Plan") as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended, and the accompanying schedule of investments of the Bell Atlantic Master Savings Trust as of December 31, 1993. These financial statements and the accompanying schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the accompanying schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended, and the accompanying schedule of investments of the Bell Atlantic Master Savings Trust (Pages S-1 to S-4) as of December 31, 1993 presents fairly the information included therein, all in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for distributions to participants in 1993.

                                          Coopers & Lybrand

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 15, 1994

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1993

                             (DOLLARS IN THOUSANDS)

                                                               U.S.
                                                INTERNATIONAL  BOND                                    ESOP
                      BELL ATLANTIC U.S. EQUITY    EQUITY     MARKET  INTEREST  GOVERNMENT          UNALLOCATED
                         SHARES        INDEX        INDEX      INDEX   INCOME  MONEY MARKET  LOAN     SHARES
                          FUND         FUND*        FUND*      FUND*    FUND      FUND*      FUND      FUND       TOTAL
      ASSETS:         ------------- ----------- ------------- ------- -------- ------------ ------- ----------- ----------
Allocated share of
trust net
investments (Note
4)..................    $969,074     $226,146      $34,576    $37,838 $531,875   $91,903    $45,769  $434,468   $2,371,649
Allocations and
contributions
receivable..........       3,938           99          105         23      174        20        --        --         4,359
Fund, plan and other
transfers
receivable--net.....         --           170        2,419        --       --        --         402       --         2,991
Prepaid expenses....         --           --           --         --       --        --         --        951          951
                        --------     --------      -------    ------- --------   -------    -------  --------   ----------
    Total Assets....     973,012      226,415       37,100     37,861  532,049    91,923     46,171   435,419    2,379,950
                        --------     --------      -------    ------- --------   -------    -------  --------   ----------
    LIABILITIES:
Notes payable (Note
5)..................         --           --           --         --       --        --         --    389,606      389,606
Interest payable....         --           --           --         --       --        --         --     15,752       15,752
Fund, plan and other
transfers
payable--net........       1,038          --           --         223    1,803     2,943        --        --         6,007
Administrative
expenses payable....          44          142            7         38      284        53        --        --           568
                        --------     --------      -------    ------- --------   -------    -------  --------   ----------
    Total Liabili-
    ties............       1,082          142            7        261    2,087     2,996        --    405,358      411,933
                        --------     --------      -------    ------- --------   -------    -------  --------   ----------
Net assets available
for Plan benefits
(Note 3)............    $971,930     $226,273      $37,093    $37,600 $529,962   $88,927    $46,171  $ 30,061   $1,968,017
                        ========     ========      =======    ======= ========   =======    =======  ========   ==========

- -----
* See Note 1
                       See notes to financial statements.

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1992

                             (DOLLARS IN THOUSANDS)

                                                               U.S.
                                                INTERNATIONAL  BOND                                    ESOP
                      BELL ATLANTIC U.S. EQUITY    EQUITY     MARKET  INTEREST  GOVERNMENT          UNALLOCATED
                         SHARES        INDEX        INDEX      INDEX   INCOME  MONEY MARKET  LOAN     SHARES
                          FUND         FUND*        FUND*      FUND*   FUND*      FUND*      FUND      FUND       TOTAL
      ASSETS:         ------------- ----------- ------------- ------- -------- ------------ ------- ----------- ----------
Allocated share of
trust net
investments (Note
4)..................    $822,524     $199,842      $10,801    $33,095 $512,198   $104,550   $36,648  $424,645   $2,144,303
Allocations and
contributions
receivable..........       6,833          157           45         52      266         41       --        --         7,394
Fund, plan and other
transfers
receivable--net.....         --         3,249          839        227   12,828        --        --        --        17,143
Prepaid expenses....         --           --           --         --       --         --        --      1,109        1,109
                        --------     --------      -------    ------- --------   --------   -------  --------   ----------
    Total Assets....     829,357     $203,248       11,685     33,374  525,292    104,591    36,648   425,754    2,169,949
                        --------     --------      -------    ------- --------   --------   -------  --------   ----------
    LIABILITIES:
Notes payable (Note
5)..................         --           --           --         --       --         --        --    422,489      422,489
Interest payable....         --           --           --         --       --         --        --     17,428       17,428
Distributions pay-
able................      31,323        6,319          282      1,170   15,789      3,639     1,343       --        59,865
Fund, plan and other
transfers
payable--net........      15,366          --           --         --       --       2,040       102       --        17,508
Administrative
expenses payable....         167           17           13          8      158        132       --        --           495
                        --------     --------      -------    ------- --------   --------   -------  --------   ----------
    Total Liabili-
    ties............      46,856        6,336          295      1,178   15,947      5,811     1,445   439,917      517,785
                        --------     --------      -------    ------- --------   --------   -------  --------   ----------
Net assets available
(deficit) for Plan
benefits (Note 3)...    $782,501     $196,912      $11,390    $32,196 $509,345   $ 98,780   $35,203  $(14,163)  $1,652,164
                        ========     ========      =======    ======= ========   ========   =======  ========   ==========

- -----
* See Note 1
                       See notes to financial statements.

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                             (DOLLARS IN THOUSANDS)

                                                 INTERNATIONAL U.S. BOND                                   ESOP
                       BELL ATLANTIC    U.S.        EQUITY      MARKET   INTEREST   GOVERNMENT          UNALLOCATED
                          SHARES       EQUITY        INDEX       INDEX    INCOME   MONEY MARKET  LOAN     SHARES
                           FUND      INDEX FUND*     FUND*       FUND*     FUND       FUND*      FUND      FUND       TOTAL
                       ------------- ----------- ------------- --------- --------  ------------ ------- ----------- ----------
 Net assets available
 (deficit) for Plan
 benefits,
 December 31, 1992 as
 previously reported.    $782,501     $196,912      $11,390     $32,196  $509,345    $98,780    $35,203  $(14,163)  $1,652,164
 Cumulative effect of
 accounting change
 (Note 2)............      31,323        6,319          282       1,170    15,789      3,639      1,343       --        59,865
                         --------     --------      -------     -------  --------    -------    -------  --------   ----------
 Net assets available
 (deficit) for Plan
 benefits,
 January 1, 1993.....     813,824      203,231       11,672      33,366   525,134    102,419     36,546   (14,163)   1,712,029
                         --------     --------      -------     -------  --------    -------    -------  --------   ----------
 Employee contribu-
 tions...............      35,478       17,137        2,981       2,789    26,263      4,685        --        --        89,333
 Employing company
 contributions and
 allocations.........       3,581          --           --          --        --         --         --     40,014       43,595
 Transfer of ESOP
 Shares and
 participants' bal-
 ances--net..........      25,720        3,285       19,604       1,361   (12,278)   (11,235)     8,233   (36,124)      (1,434)
                         --------     --------      -------     -------  --------    -------    -------  --------   ----------
     Total alloca-
     tions, contribu-
     tions and trans-
     fers............      64,779       20,422       22,585       4,150    13,985     (6,550)     8,233     3,890      131,494
 Allocated share of
 Trust investment ac-
 tivities (Note 4)...     176,085       21,888        4,184       3,199    35,991      3,022      3,320    73,136      320,825
                         --------     --------      -------     -------  --------    -------    -------  --------   ----------
     Net additions...     240,864       42,310       26,769       7,349    49,976     (3,528)    11,553    77,026      452,319
                         --------     --------      -------     -------  --------    -------    -------  --------   ----------
 Less: Distributions
 to participants.....      82,105       18,926        1,328       3,050    44,508      9,956      1,893       --       161,766
   Interest expense..         --           --           --          --        --         --         --     32,534       32,534
   Amortization of
   capitalized ESOP
   expenses..........         --           --           --          --        --         --         --        158          158
   Administrative
   expenses..........         653          342           20          65       640          8         35       110        1,873
                         --------     --------      -------     -------  --------    -------    -------  --------   ----------
     Total deduc-
     tions...........      82,758       19,268        1,348       3,115    45,148      9,964      1,928    32,802      196,331
                         --------     --------      -------     -------  --------    -------    -------  --------   ----------
 Net assets available
 for Plan benefits,
 December 31, 1993
 (Note 3)............    $971,930     $226,273      $37,093     $37,600  $529,962    $88,927    $46,171   $30,061   $1,968,017
                         ========     ========      =======     =======  ========    =======    =======  ========   ==========

- -----
* See Note 1

                       See notes to financial statements.

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1992

                             (DOLLARS IN THOUSANDS)

                                                             INTERNATIONAL U.S. BOND
                       BELL ATLANTIC    U.S.     DIVERSIFIED    EQUITY      MARKET   INTEREST   GOVERNMENT  GOVERNMENT
                          SHARES       EQUITY      EQUITY        INDEX       INDEX    INCOME   MONEY MARKET OBLIGATIONS  LOAN
                           FUND      INDEX FUND* PORTFOLIO*      FUND*       FUND*     FUND       FUND*        FUND*     FUND
                       ------------- ----------- ----------- ------------- --------- --------  ------------ ----------- -------
 Net assets available
 (deficit) for Plan
 benefits, December
 31, 1991............    $752,397     $    --     $171,594      $   --      $   --   $507,170    $   --      $108,148   $28,463
                         --------     --------    --------      -------     -------  --------    -------     --------   -------
 Employee contribu-
 tions...............      45,888       10,014       6,288        1,236       1,358    29,436      3,720        1,659       --
 Employing company
 contributions and
 allocations.........      16,962          --          --           --          --        --         --           --        --
 Transfer of ESOP
 Shares and
 participants' bal-
 ances--net..........        (255)     168,173    (151,097)      11,129      31,568    (6,513)    87,276      (90,838)    5,474
                         --------     --------    --------      -------     -------  --------    -------     --------   -------
     Total alloca-
     tions,
     contributions
     and transfers...      62,595      178,187    (144,809)      12,365      32,926    22,923     90,996      (89,179)    5,474
 Allocated share of
 Trust investment ac-
 tivities (Note 4)...      90,992       21,036      (6,756)        (488)      1,608    35,922      8,335       (5,800)    3,198
                         --------     --------    --------      -------     -------  --------    -------     --------   -------
     Net additions...     153,587      199,223    (151,565)      11,877      34,534    58,845     99,331      (94,979)    8,672
                         --------     --------    --------      -------     -------  --------    -------     --------   -------
 Less: Distributions
 to     participants.     123,002        2,392      19,539          467       2,309    56,205        397       13,035     1,932
   Interest expense..         --           --          --           --          --        --         --           --        --
   Amortization of
   capitalized ESOP
   expenses..........         --           --          --           --          --        --         --           --        --
   Administrative
   expenses..........         481          (81)        490           20          29       465        154          134       --
                         --------     --------    --------      -------     -------  --------    -------     --------   -------
     Total deduc-
     tions...........     123,483        2,311      20,029          487       2,338    56,670        551       13,169     1,932
                         --------     --------    --------      -------     -------  --------    -------     --------   -------
 Net assets available
 (deficit) for Plan
 benefits, December
 31, 1992 (Note 3)...    $782,501     $196,912    $    --       $11,390     $32,196  $509,345    $98,780     $    --    $35,203
                         ========     ========    ========      =======     =======  ========    =======     ========   =======
                          ESOP
                       UNALLOCATED
                         SHARES
                          FUND       TOTAL
                       ----------- ----------
 Net assets available
 (deficit) for Plan
 benefits, December
 31, 1991............   $(24,349)  $1,543,423
                       ----------- ----------
 Employee contribu-
 tions...............        --        99,599
 Employing company
 contributions and
 allocations.........     38,406       55,368
 Transfer of ESOP
 Shares and
 participants' bal-
 ances--net..........    (36,724)      18,193
                       ----------- ----------
     Total alloca-
     tions,
     contributions
     and transfers...      1,682      173,160
 Allocated share of
 Trust investment ac-
 tivities (Note 4)...     44,627      192,674
                       ----------- ----------
     Net additions...     46,309      365,834
                       ----------- ----------
 Less: Distributions
 to     participants.        --       219,278
   Interest expense..     35,475       35,475
   Amortization of
   capitalized ESOP
   expenses..........        558          558
   Administrative
   expenses..........         90        1,782
                       ----------- ----------
     Total deduc-
     tions...........     36,123      257,093
                       ----------- ----------
 Net assets available
 (deficit) for Plan
 benefits, December
 31, 1992 (Note 3)...   $(14,163)  $1,652,164
                       =========== ==========

- -----
* See Note 1

                       See notes to financial statements.

               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN

  The following description of the Bell Atlantic Savings Plan for Salaried Employees (the "Plan" or "BASP") provides only general information on the Plan's provisions as of December 31, 1993. Participants should refer to the Benefits Handbook, Plan document and prospectus for a more complete description of the Plan's provisions.

  The Plan is a defined contribution plan covering all regular salaried employees of Bell Atlantic Corporation ("Bell Atlantic") and its participating subsidiaries. Employees are immediately eligible to make tax-deferred or after-tax contributions to the Plan at date of hire. Employees become eligible for employer matching contributions upon completion of one year of service. The Plan includes an employee stock ownership plan ("ESOP") which obtained loans to purchase Bell Atlantic shares that are being allocated to participant accounts in the form of employer matching contributions based upon the loan repayment schedule. Depending on the value of Bell Atlantic shares from time to time, the ESOP may fund more or less than all of the required employer matching contributions in a given calendar year. In the event of a shortfall, Bell Atlantic and its participating subsidiaries make additional employer matching contributions to the Plan. Any surplus is allocated in equal amounts to the Plan accounts of participants who, as of the last day of the year, are active employees of Bell Atlantic and its participating subsidiaries, and have account balances under the Plan.

  Eligible employees may authorize basic contributions of 1% to 6% of salary and supplementary contributions up to an additional 10% of salary. Bell Atlantic makes employer matching contributions in an amount generally equal to 83 1/3% of basic contributions. Certain participating subsidiaries make employer matching contributions ranging from 40% to 83 1/3% of basic contributions. Participants may invest their contributions in a Bell Atlantic Shares Fund, a U.S. Equity Index fund, an International Equity Index Fund, a U.S. Bond Market Index Fund, an Interest Income Fund or a Government Money Market Fund. Employer matching contributions are invested only in the Bell Atlantic Shares Fund.

  The Plan provides for 100% vesting of employer matching contributions upon attaining three years of service. A terminated employee's unvested employer matching contributions are forfeited and offset against the participating companies' obligation to make subsequent contributions to the Plan.

  Effective April 30, 1992, the Diversified Equity Portfolio ("DEP") and Government Obligations Fund ("GOF") were eliminated as investment options under the Plan and replaced by the U.S. Equity Index Fund ("USEF") and Government Money Market Fund ("GMMF"), respectively. The Plan concurrently introduced two new investment options, the U.S. Bond Market Index Fund ("BNDF") and the International Equity Index Fund ("INTF"), and changed the name of the Guaranteed Interest fund ("GIF") to the Interest Income Fund ("IIF"). Participants were provided with a special opportunity to redirect both their investment balances and future contributions as a result of these changes. Participants who did not make transfer elections for their DEP or GOF balances had those assets transferred to the USEF and GMMF, respectively, effective April 30, 1992.

  The Plan includes an employee loan provision authorizing participants to borrow an amount from their vested account balances in the Plan. Loans are generally repaid by payroll deductions. The period of repayment for loans generally will not be less than one year nor more than fifteen years. Each loan will bear interest at a rate established by the Treasurer of Bell Atlantic based upon market interest rates as set forth in the Plan.

  Certain administrative expenses of the Plan and ESOP for Salaried Employees Trust (the "Trust") are charged to the Plan and are therefore reflected in the earnings of the investment fund to which the expenses relate. Expenses of the Plan and Trust attributable to the operations of the ESOP are charged against the ESOP unallocated shares account, which has no affect on the earnings in participants' accounts.

  Although it has not expressed any intent to do so, Bell Atlantic has the right under the Plan to discontinue all employer matching contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

2. ACCOUNTING POLICIES

  The values of Master Trust investments are determined as follows: Bell Atlantic shares and other equity securities traded on a national stock exchange are valued on the basis of the last published sales prices per share on December 31 as reported on the composite tape or, if no sales were made on that date, at the last published sales prices on the next preceding day on which sales were made; U.S. Government and other fixed income securities are valued by the Trustee at fair value based on current market yields for investments with similar characteristics such as maturity, coupon, and quality as determined by an independent source; securities traded in the over-the-counter market and listed securities for which no sales were reported on the valuation date, are valued at the reported bid price; units in the USEF, the INTF, and the BNDF are valued on the basis of net asset values provided by the investment managers pursuant to contractually specified methodologies which are similar to the aforementioned procedures for equity and fixed income investments; and temporary cash investments are valued at cost which approximates fair value. The contracts with the insurance companies and commercial banks included in the IIF are valued at contract value which approximates fair value.

  Purchases and sales of securities are reflected as of the trade date. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

  The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits its allocated share of Trust investment activities which includes net appreciation (depreciation) in the fair value of its investments. Net appreciation (depreciation) in the fair value of investments consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

  Prepaid expenses incurred in connection with the formation of the ESOP are being amortized over 10 years on a straight-line basis. These expenses include debt placement costs and legal fees associated with the placement of the ESOP debt.

  In 1993, the Plan adopted the provisions of the AICPA Audit and Accounting Guide, "AUDITS of EMPLOYEE BENEFIT PLANS," requiring that amounts allocated to withdrawing participants not be reported as a liability on the statement of net assets available for plan benefits. As a result, the Plan recorded a cumulative effect adjustment at the beginning of 1993 of $59,865,000. This represents the amounts allocated to withdrawing participants but not yet paid at December 31, 1992. Prior year's financial statements were not restated.

3. EMPLOYEE INTEREST IN THE PLAN

  The interest of an employee in each type of investment of the Plan is represented by units as described in the Plan document. The number of employees participating in each investment option, the number of units and the values per unit at December 31 were as follows:

                                       1993                              1992
                         --------------------------------- ---------------------------------
                           NUMBER OF     NUMBER     VALUE    NUMBER OF     NUMBER     VALUE
                           EMPLOYEES       OF        PER     EMPLOYEES       OF        PER
                         PARTICIPATING    UNITS     UNIT   PARTICIPATING    UNITS     UNIT
                         ------------- ----------- ------- ------------- ----------- -------
Bell Atlantic Shares
 Fund...................    24,294     204,798,989 $4.7288    25,470     191,292,259 $4.0906
U.S. Equity Index Fund..    11,916      23,762,499  9.4827    12,238      22,974,760  8.5708
International Equity
 Index Fund.............     3,592      29,684,503  1.2468     2,272      11,863,934  0.9601
U.S. Bond Index Market
 Fund...................     3,325      32,029,036  1.1729     2,910      30,042,598  1.0717
Interest Income Fund....    17,836     129,351,265  4.0809    19,378     133,542,728  3.8141
Government Money Market
 Fund...................     7,224      11,095,158  7.9893     8,070      12,762,509  7.7399
Loan Fund...............     5,522             --      --      4,752             --      --

  At December 31, 1993, 19,039 participants were actively contributing to the Plan; 6,786 participants were not actively contributing to the Plan. The total number of participants in the Plan was less than the sum of the number of participants shown in the schedule above because many participants were invested in more than one fund.

4. INTEREST IN BELL ATLANTIC MASTER SAVINGS TRUST

  Effective January 1, 1991, certain assets of the BASP were commingled for investment purposes in the Master Trust with the assets of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) ("BASSP").

 BASP'S SHARE OF MASTER TRUST NET ASSETS.

  The Plan's allocated share of the Master Trust's net assets is based upon the total of each individual Plan participant's share of the Master Trust. The allocated share of the net assets of each fund in the Master Trust at December 31 was as follows:

                                                                   1993   1992
                                                                   -----  -----
ESOP Unallocated Shares Fund (for the BASP)....................... 100.0% 100.0%
ESOP Unallocated Shares Fund (for the BASSP)......................   --     --
Bell Atlantic Shares Fund (for the BASP).......................... 100.0% 100.0%
Bell Atlantic Shares Fund (for the BASSP).........................   --     --
U.S. Equity Index Fund............................................  95.2%  96.4%
International Equity Index Fund...................................  90.8%  88.3%
U.S. Bond Market Index Fund.......................................  88.9%  89.2%
Interest Income Fund (for the BASP)............................... 100.0% 100.0%
Interest Income Fund (for the BASSP)..............................   --     --
Government Money Market Fund......................................  94.0%  95.0%
Loan Fund (for the BASP).......................................... 100.0% 100.0%
Loan Fund (for the BASSP).........................................   --     --

  At December 31, the financial position of the Master Trust was as follows:

                                                           1993        1992
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
ASSETS:
 Investments at fair value:
   ESOP Unallocated Shares Fund--BASP:
    Bell Atlantic Corporation common shares............   $ 420,812 $   411,145
    Temporary cash investments.........................      13,675      13,498
   ESOP Unallocated Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............     263,646     257,590
    Temporary cash investments.........................       7,915       8,518
   Bell Atlantic Shares Fund--BASP:
    Bell Atlantic Corporation common shares............     960,455     814,356
    Temporary cash investments.........................      11,038       4,168
   Bell Atlantic Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............     805,178     707,245
    Temporary cash investments.........................      11,810       8,859
   U.S. Equity Index Fund:
    Fund shares........................................     235,911     200,157
    Temporary cash investments.........................       3,039       7,127
   International Equity Index Fund:
    Fund shares........................................      37,461      11,594
    Temporary cash investments.........................         105         641
   U.S. Bond Market Index Fund:
    Fund shares........................................      42,842      35,454
    Temporary cash investments.........................          40       1,634
   Interest Income Fund--BASP:
    Contracts with insurance companies and commercial
     banks.............................................     530,588     508,823
    Temporary cash investments.........................       2,203         --
   Interest Income Fund--BASSP:
    Contracts with insurance companies and commercial
     banks.............................................     240,864     254,723
    Temporary cash investments.........................      10,672         --
   Government Money Market Fund:
    Temporary cash investments.........................      97,958     109,753
   Loan Fund--BASP:
    Loans receivable from participants.................      45,769      36,648
   Loan Fund--BASP:
    Loans receivable from participants.................      24,491         --
                                                        ----------- -----------
      Total investments................................   3,766,472   3,391,933
   Receivables:
    Dividends and interest income......................       6,617       5,366
    Receivables for investments sold...................       2,801       8,718
                                                        ----------- -----------
      Total assets.....................................   3,775,890   3,406,017
LIABILITIES:
   Payable for investments purchased...................      19,779         --
                                                        ----------- -----------
      Net investments..................................  $3,756,111  $3,406,017
                                                        =========== ===========
 Investments at cost: .................................  $3,023,806 $ 2,953,112
                                                        =========== ===========

See Schedule I, Bell Atlantic Master Savings Trust Schedule of Investments.

  The BASP's principal financial instrument subject to credit risk is the investment in the Master Trust. The Master Trust consists of separate investment funds, as defined by the BASP, with different investment objectives. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The schedule of investments depicts the types of investments and their proportionate share of each investment fund.

  In July 1991, Mutual Benefit Life Insurance Company ("MBL"), an issuer of an insurance contract for the BASP's IIF, was placed under the control of New Jersey insurance regulators. Since January 1992, interest on the contract has been accrued at a reduced rate of 3.0% per annum.

  In November 1993, a Rehabilitation Plan was confirmed by a New Jersey court. The Rehabilitation Plan provided MBL contract holders with an opportunity to either (i) cash out at a significantly reduced contract value or (ii) elect to be subject to the terms of the Rehabilitation Plan under which contract balances are preserved at full value and are subject to certain minimum interest rate guarantees. To the extent that actual returns either achieve or exceed the guaranteed minimums, adjustments will be recorded on a prospective basis. Any adjustment is not expected to have a material effect on the BASP IIF yield. Contract balances are expected to be paid out in a series of five annual installments beginning in 2000. Contract holders electing coverage under the Rehabilitation Plan retain the right to cash out at a reduced value. Bell Atlantic has directed the Trustee of the Plan to elect coverage under the Rehabilitation Plan. Although the Rehabilitation Plan has been approved, it is subject to appeals by a group of creditors and may be amended or revised.

 BASP'S SHARE OF MASTER TRUST INVESTMENT ACTIVITIES.

  The Plan's allocated share of Master Trust investment activities is based upon the total of each individual Plan participant's share of the Master Trust investment activities during the years ended December 31, 1993 and 1992.

  The Master Trust's investment activities for the years ended December 31 were as follows:

                                                                1993     1992
                                                              -------- --------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
Investment Activities:
  Dividends on Bell Atlantic Corporation common shares:
   Non-ESOP shares........................................... $ 76,824 $ 74,801
   ESOP shares...............................................   33,446   35,697
  Other dividends............................................    7,085    5,341
  Interest Income Fund (BASP) income.........................   35,991   35,922
  Interest Income Fund (BASSP) income........................   16,740   18,228
  Other interest.............................................   11,569   11,105
  Net appreciation in value of investments...................  350,526  136,125
                                                              -------- --------
      Net investment activities.............................. $532,181 $317,219
                                                              ======== ========
Allocated share of net investment activities:
  BASP....................................................... $320,825 $192,674
  BASSP......................................................  211,356  124,545

  The value per share of Bell Atlantic common stock increased from $51.25 at December 31, 1992 to $59.38 at December 31, 1993. This represents a 15.85% increase in the value per share. At December 31, 1993, approximately 41% of BASP assets and 59% of BASSP assets were invested in the Bell Atlantic Shares Funds. Between January 1 and April 15, 1994, Bell Atlantic common stock closing prices have ranged from $49.63 to $58.63 per share.

  During 1992, the Plan purchased 137,600 shares of Bell Atlantic common stock for $6,585,000, directly from Bell Atlantic. In addition, during 1993, the participating employing companies transferred 58,660 shares of Bell Atlantic common stock, valued at $3,034,000, to the Plan for employer company matching contributions to employee accounts.

5. LEVERAGED ESOP NOTES PAYABLE

  The Leveraged ESOP notes payable bear an 8.17% interest rate subject to adjustment (maximum 10.25% and minimum 6.77%) due to changes in the Federal income tax rate or changes in the Federal law regarding the alternative minimum tax. Interest and principal payments are guaranteed by Bell Atlantic and are due on January 1 and July 1 of each year; principal payments began July 1, 1990.

  The outstanding principal is payable in amounts ranging from 6.77% to 16.3% of the original amount ($485.7 million) from 1994 to 1999, respectively. The final payment will be made on January 1, 2000. The principal amounts under the notes are due as follows (in thousands):

           1994..................................... $ 38,358
           1995.....................................   45,168
           1996.....................................   52,630
           1997.....................................   60,808
           1998.....................................   69,771
           Thereafter...............................  122,871
                                                     --------
                                                     $389,606
                                                     ========

  The fair value of the Leveraged ESOP notes payable is based on quoted market prices for the same or similar instruments. As of December 31, 1993, the carrying amount and the estimated fair value of the notes payable were:

                                                           CARRYING     FAIR
                                                            AMOUNT      VALUE
                                                         -----------  ---------
                                                         (DOLLARS IN THOUSANDS)
     BASP...............................................   $389,606    $435,034
     BASSP..............................................    244,096     272,557
                                                           --------    --------
                                                           $633,702    $707,591
                                                           ========    ========

6. TAX DETERMINATION

  On May 12, 1990, the Internal Revenue Service issued a ruling that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is exempt from Federal income taxes under Section 501(a) of the Code and that the ESOP portion of the Plan qualifies as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

7. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

  The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                               1993
                                                      ----------------------
                                                      (DOLLARS IN THOUSANDS)
     Net assets available for benefits per the
      financial statements...........................       $1,968,017
     Amounts allocated to withdrawing participants...           (7,575)
                                                            ----------
     Net assets available for benefits per the Form
      5500...........................................       $1,960,442
                                                            ==========

  The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                               1993
                                                      ----------------------
                                                      (DOLLARS IN THOUSANDS)
     Benefits paid to participants per the financial
      statements.....................................        $161,766
     Add: Amounts allocated to withdrawing
      participants at December 31, 1993..............           7,575
     Less: Amounts allocated to withdrawing
      participants at December 31, 1992..............         (59,865)
                                                             --------
     Benefits paid to participants per the Form
      5500...........................................        $109,476
                                                             ========

  Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE BELL ATLANTIC CORPORATE EMPLOYEES' BENEFITS COMMITTEE HAS DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          Bell Atlantic Savings Plan For
                                           Salaried Employees

Date: April 28, 1994


                                          By       /s/ Barbara L. Connor
                                            ----------------------------------
                                                     BARBARA L. CONNOR
                                               (Member of the Bell Atlantic
                                               Corporate Employees' Benefits
                                                        Committee)

                                                                      SCHEDULE I
                       BELL ATLANTIC MASTER SAVINGS TRUST
                            SCHEDULE OF INVESTMENTS
                             (DOLLARS IN THOUSANDS)

                                                                     DECEMBER 31, 1993
                                                          -------------------------------------
                                                           NUMBER OF
                                                           SHARES OR
                                                           PRINCIPAL                     FAIR
        NAME OF ISSUER AND TITLE OF ISSUE                   AMOUNT            COST       VALUE
        ---------------------------------                 -----------       --------    -------
  ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--96.8%.........    7,102,308 shs.  $329,660   $420,812
 Temporary Cash Investments--3.2%........................  $   13,675         13,675     13,675
                                                                            --------   --------
      Total.............................................                     343,335    434,487
                                                                            --------   --------
     ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
*Bell Atlantic Corporation Common Shares--97.1%.........    4,449,725 shs.   206,539    263,646
 Temporary Cash Investments--2.9%.......................   $    7,915          7,915      7,915
                                                                            --------   --------
      Total.............................................                     214,454    271,561
                                                                            --------   --------
  BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--98.9%.........   16,210,215 shs.   658,252    960,455
 Temporary Cash Investments--1.1%.......................  $    11,038         11,038     11,038
                                                                            --------   --------
      Total.............................................                     669,290    971,493
                                                                            --------   --------
       BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
*Bell Atlantic Corporation Common Shares--98.6%.........   13,589,491 shs.   547,143    805,178
Temporary Cash Investments--1.4%........................  $    11,810         11,810     11,810
                                                                            --------   --------
      Total.............................................                     558,953    816,988
                                                                            --------   --------
                             U.S. EQUITY INDEX FUND
Pooled Common Stock--98.3%
  *Mellon E.B. Russell 1000 Index Fund..................      888,150 shs.   183,147    207,514
  Mellon E.B. Russell 2000 Index Fund...................      105,158         16,492     21,150
  E.B. Daily Opening Stock Index Fund...................       62,914          6,971      7,247
                                                                            --------   --------
                                                                             206,610    235,911
                                                                            --------   --------
Temporary Cash Investments--1.7%
  BT Pyramid Government Securities Cash Fund...........   $     2,175          2,175      2,175
  Mellon Capital Short Term Fund.......................   $       864            864        864
                                                                            --------   --------
      Total............................................                      209,649    238,950
                                                                            --------   --------
                        INTERNATIONAL EQUITY INDEX FUND
Pooled Common Stock--99.7%
  International Stock Performance Index................       165,137 shs.     1,853      1,844
  State Street Bank--Australia.........................        60,071            872        993
  State Street Bank--Austria...........................        25,221            550        635
  State Street Bank--Belgium...........................        38,620            595        668
  State Street Bank--Denmark...........................        21,317            395        435
  State Street Bank--Finland...........................        39,957            260        378

                                                                      SCHEDULE I

                                                              DECEMBER 31, 1993
                                                    ------------------------------------
                                                     NUMBER OF
                                                     SHARES OR
                                                     PRINCIPAL                    FAIR
         NAME OF ISSUER AND TITLE OF ISSUE            AMOUNT          COST        VALUE
         ---------------------------------          -----------      ------      -------

                 INTERNATIONAL EQUITY INDEX FUND--(CONTINUED):
  State Street Bank--France........................    196,010 shs.  $3,993      $4,407
  State Street Bank--Germany.......................    290,811        5,508       6,270
  State Street Bank--Hong Kong.....................      8,425          266         454
  State Street Bank--Ireland.......................     13,388          137         150
  State Street Bank--Italy.........................    299,867        3,291       3,383
  State Street Bank--Japan.........................  1,135,192        8,613       9,469
  State Street Bank--Malaysia......................     19,886          244         338
  State Street Bank--Netherland....................     44,428          897       1,061
  State Street Bank--New Zealand...................     12,539          114         156
  State Street Bank--Norway........................     21,791          319         358
  State Street Bank--Singapore.....................      5,938          141         198
  State Street Bank--Spain.........................    158,020        1,565       1,694
  State Street Bank--Sweden........................     43,350          673         733
  State Street Bank--Switzerland...................     37,966          630         831
  State Street Bank--United Kingdom................    148,635        2,712       3,006
                                                                    -------     -------
                                                                     33,628      37,461
                                                                    -------     -------
Temporary Cash Investments--0.3%
  BT Pyramid Government Securities Cash Fund.......  $     105          105         105
                                                                    -------     -------
      Total........................................                  33,733      37,566
                                                                    -------     -------
                          U.S. BOND MARKET INDEX FUND
Bond Funds--99.9%
  U.S. Debt Index Fund.............................  2,018,205 shs.  39,327      40,264
  Daily U.S. Debt Market Fund......................    219,239        2,480       2,578
                                                                    -------     -------
                                                                     41,807      42,842
                                                                    -------     -------
Temporary Cash Investments--0.1%
  BT Pyramid Government Securities Cash Fund....... $      40            40          40
                                                                    -------     -------
      Total .......................................                  41,847      42,882
                                                                    -------     -------
    INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
+Contracts with Insurance Companies and Commercial
 Banks--99.6%......................................
  American Int'l Life Assurance, 5.25% Maturing
   4/1/98.......................................... $  13,738       $13,738     $13,738
  American Int'l Life Assurance, 5.41% Maturing
   6/28/96.........................................    10,818        10,818      10,818
  Connecticut General Life Ins. Co., 6.48% Maturing
   12/31/94........................................     2,386         2,386       2,386
  Continental Assurance, 5.30% Maturing 10/2/95....    26,084        26,084      26,084
  Continental Assurance, 8.75% Maturing 4/1/96.....    19,852        19,852      19,852
  The Hartford Life Ins. Co., 8.72% Maturing
   7/1/95..........................................    75,282        75,282      75,282
  John Hancock Mutual Life Ins. Co., 5.45% Maturing
   4/1/96..........................................    35,655        35,655      35,655
  John Hancock Mutual Life Ins. Co., 6.34% Maturing
   10/2/95.........................................    16,942        16,942      16,942
  Metropolitan Life Ins. Co., 5.58% Maturing
   1/1/98..........................................    15,302        15,302      15,302
  Metropolitan Life Ins. Co., 6.47% Maturing
   4/1/98..........................................    41,768        41,768      41,768
  Metropolitan Life Ins. Co., 8.29% Maturing
   10/1/94.........................................     4,463         4,463       4,463
  Metropolitan Life Ins. Co., 5.08% Maturing
   1/1/97..........................................    25,823        25,823      25,823

                                                                      SCHEDULE I

                                                                         DECEMBER 31, 1993
                                                                 --------------------------------
                                                                  NUMBER OF
                                                                  SHARES OR
                                                                  PRINCIPAL                 FAIR
           NAME OF ISSUER AND TITLE OF ISSUE                       AMOUNT        COST       VALUE
           ---------------------------------                     ----------     ------     -------
INTEREST INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES--(CONTINUED):
  #The Mutual Benefit Life Ins. Co., 3.0% no maturity date.....       6,454      6,454       6,454
  Principal Mutual Life Ins. Co., 5.10% Maturing 1/1/97........      15,258     15,258      15,258
  Principal Mutual Life Ins. Co., 5.90% Maturing 9/30/97.......      31,541     31,541      31,541
  Principal Mutual Life Ins. Co., 7.84% Maturing 3/31/96.......      24,580     24,580      24,580
  Provident Nat'l Assurance, 5.12% Maturing 1/2/97.............      30,369     30,369      30,369
  Provident Nat'l Assurance, 4.59% Maturing 4/1/97.............      28,010     28,010      28,010
  Provident Nat'l Assurance, 7.07% Maturing 10/1/94............      14,112     14,112      14,112
  The Prudential Ins. Co. of America, 9.06% Maturing 10/1/96...      43,403     43,403      43,403
  The Prudential Ins. Co. of America, 8.08% Maturing 4/1/97....      27,805     27,805      27,805
  Union Bank of Switzerland, 6.96% Maturing 1/2/95.............      20,943     20,943      20,943
                                                                              --------    --------
                                                                               530,588     530,588
                                                                              --------    --------
  Temporary Cash Investments--0.4%
   BT Pyramid Government Securities Cash Fund..................     $ 2,203      2,203       2,203
                                                                              --------    --------
      Total....................................................                532,791     532,791
                                                                              --------    --------
         INTEREST INCOME FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
+Contracts with Insurance Companies and Commercial Banks--95.8%
  American Int'l Life Assurance, 5.25% Maturing 4/1/98.........     $ 6,404   $  6,404    $  6,404
  Allstate Insurance Co., 5.85% Maturing 4/1/94................       7,785      7,785       7,785
  Bankers Trust (Delaware), 8.88% Maturing 10/1/95.............      17,878     17,878      17,878
  Continental Assurance, 5.26% Maturing 10/2/95................      14,900     14,900      14,900
  Continental Assurance, 8.75% Maturing 7/1/96.................       6,105      6,105       6,105
  John Hancock Mutual Life Ins. Co., 5.21% Maturing 4/1/96.....      16,886     16,886      16,886
  John Hancock Mutual Life Ins. Co., 6.12% Maturing 7/1/95.....       7,649      7,649       7,649
  Metropolitan Life Ins. Co., 6.47% Maturing 4/1/98............      17,417     17,417      17,417
  Metropolitan Life Ins. Co., 8.26% Maturing 10/1/94...........       3,111      3,111       3,111
  Metropolitan Life Ins. Co., 5.04% Maturing 1/1/97............      13,519     13,519      13,519
  New York Life, 5.35% Maturing 7/1/96.........................      12,220     12,220      12,220
  New York Life, 5.05% Maturing 4/1/97.........................       5,671      5,671       5,671
  Principal Mutual Life Ins. Co., 5.90% Maturing 10/1/97.......      18,625     18,625      18,625
  Principal Mutual Life Ins. Co., 5.20% Maturing 3/31/97.......      11,235     11,235      11,235
  Principal Mutual Life Ins. Co., 7.84% Maturing 3/31/96.......       6,269      6,269       6,269
  Provident Nat'l Assurance, 8.49% Maturing 7/1/95.............      10,565     10,565      10,565
  Provident Nat'l Assurance, 4.62% Maturing 7/1/97.............      15,913     15,913      15,913
  Provident Nat'l Assurance, 5.10% Maturing 4/1/97.............       7,421      7,421       7,421
  The Prudential Ins. Co. of America, 6.95% Maturing 10/1/94...       8,389      8,389       8,389
  The Prudential Ins. Co. of America, 8.10% Maturing 7/1/96....      19,485     19,485      19,485
  Union Bank of Switzerland, 6.96% Maturing 1/1/95.............      13,417     13,417      13,417
                                                                              --------    --------
                                                                               240,864     240,864
                                                                              --------    --------
Temporary Cash Investments--4.2%
  BT Pyramid Government Securities Cash Fund...................     $10,672     10,672      10,672
                                                                              --------    --------
      Total....................................................                251,536     251,536
                                                                              --------    --------

                                                                      SCHEDULE I

                                                                  DECEMBER 31, 1993
                                                      ---------------------------------------
                                                       NUMBER OF
                                                       SHARES OR
                                                       PRINCIPAL                     FAIR
        NAME OF ISSUER AND TITLE OF ISSUE               AMOUNT          COST         VALUE
        ---------------------------------             -----------    ----------    ----------
                            GOVERNMENT MONEY MARKET FUND
Temporary Cash Investments--100.0%
  BT Pyramid Government Securities Cash Fund......    $97,958        $   97,958    $   97,958
                                                                     ----------    ----------
      Total.......................................                       97,958        97,958
                                                                     ----------    ----------
          LOAN FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
Participant Loan Obligations--6.25% to 12.0%......                   $   45,769    $   45,769
                                                                     ----------    ----------
      Total Loan Fund.............................                       45,769        45,769
                                                                     ----------    ----------
               LOAN FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
Participant Loan Obligations--6.66% to 7.0%.......                   $   24,491    $   24,491
                                                                     ----------    ----------
      Total Loan Fund.............................                       24,491        24,491
                                                                     ----------    ----------
      Grand Total.................................                   $3,023,806    $3,766,472
                                                                     ----------    ----------

- --------
* Investment represents 5% or more to the net investments of the Master Trust.

+ Under these contracts the respective insurance companies and commercial banks contractually agree to the repayment of principal and the crediting of interest. The composite effective annual interest rate earned on all contracts in 1993, net of third party expenses and after the effect of cash flows, was 7.0% for the BASP and 6.9% for the BASSP. Each quarter a projected annualized interest rate is computed for the BASP and BASSP. The actual yield may vary from the projected interest rate depending upon the rates for new contracts that have been added to the Funds, actual interest earned, payment performance of contract issuers, the timing of cash flows into and out of the Funds, and the timing of the investment of those cash flows.

# See Note 4.

Percentages represent percentage of total investments of each fund.